SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 06, 2007

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Date of Report (Date of earliest event reported)

WATAIRE INTERNATIONAL, INC.

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(Exact name of registrant as specified in its charter)

Washington                000-49955             91-2060082

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(State or other jurisdiction       (Commission           (IRS Employer

of incorporation)            File Number)       Identification No.)

21550 Oxnard Street, Suite 300, Woodland Hills, CA 91367

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(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 602-8985

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

     On January 9, 2007, the Board of Directors of Wataire International, Inc. formerly Cimbix Corporation (the "Company") amended the 2006 Stock Option Plan, under which the Board of Directors increased the reserved to 11,000,000 shares of common stock for issuance in accordance incentive stock options and non-qualified stock options to be granted from time to time by the Board of Directors.

     On April 6, 2007, the Board of Directors of the Company approved the grant of 1,700,000 non-qualified stock options to the following individuals:

          Name                    # of Options

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          Robert Rosner

  1,500,000

          Richard Jordan

     200,000

     All of the foregoing options are exercisable at $0.57 a share, which exercise price is the closing sale price on April 5, 2007 as reported by the Over-the-Counter Bulletin Board.  The options granted are all fully vested and expire on September 30, 2013.  All of the non-qualified stock options were granted in accordance with the Form of Non-Qualified Stock Option Agreement attached to this Form 8-K as Exhibit 10.3

    On March 30, 2007, the Board of Directors of the Company cancelled an aggregate of 3,500,000 stock options as follows:

Phil Fraser

   300,000 stock options at $0.50 per share

Phil Fraser

1,200,000 stock options at $0.62 per share

Jack Oliver

1,000,000 stock options at $1.30 per share

Vincent Anthony

1,000,000 stock options at $1.30 per share

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.    Furnished pursuant to Items 3.02

     10.1     Cimbix Corporation 2006 Stock Option Plan (1)

     10.2     Amended 2006 Stock Option Plan (2)

     10.3     Form of Non-Qualified Stock Option Agreement

(1)

Previously filed with Securities Exchange Commission on October 10, 2006.

(2)

Previously filed with Securities Exchange Commission on January 19, 2007

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WATAIRE INTERNATIONAL, INC.

Date: April 9, 2007            By: /s/ Robert Rosner

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